[Logo of CBRL Group, Inc.]                                 Post Office Box 787
                                                           Lebanon, Tennessee
                                                                   37088-0787
                                                           Phone 615.443.9869

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CBRL Group, Inc.
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                                                Contact: Lawrence E. White
                                                         Senior Vice President/
                                                            Finance and
                                                         Chief Financial Officer


      CBRL GROUP, INC. DECLARES THIRTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. (November 22, 2005) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of $0.13 per share, payable on February 8, 2006 to shareholders of record on January 13, 2006.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 538 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 129 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.

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